Exhibit 99.1

H.I.G. Capital Investing in SMTC Corporation to Support Customer Growth

Stockholders to Receive $6.044 in Cash per Share

TORONTO, Jan. 04, 2021 -- SMTC Corporation (Nasdaq:SMTX) (“SMTC” or the “Company”), a global electronics manufacturing services provider and winner of Frost & Sullivan’s 2019 Best Practices Award for Customer Value Leadership in the Electronics Manufacturing Services Industry, today announced that it has entered into a definitive merger agreement (the “Merger Agreement”) with an affiliate of H.I.G. Capital (“H.I.G.”), a leading global alternative investment firm with $42 billion of equity capital under management.

Under the terms of the Merger Agreement, an affiliate of H.I.G. will acquire all outstanding shares of SMTC Corporation’s common stock for $6.044 per share in cash, which represents a premium of approximately 22% over SMTC Corporation’s closing share price on December 31, 2020 and 66% over the share price 60 days ago. The SMTC Corporation Board of Directors has unanimously approved the Merger Agreement and recommends that the Company’s stockholders adopt the Merger Agreement.

Management Commentary on Merger

“Over the past three years, the team at SMTC has done an excellent job of transforming the Company into a global leader among mid-size providers of end-to-end Electronics Manufacturing Services (“EMS”) by offering superior supply chain management, and proactive services and solutions to an expanding base of customers,” said Ed Smith, President and Chief Executive Officer of SMTC. “Partnering with H.I.G. will enable us to accelerate our growth through continued investment in our customers, capabilities, and footprint.”

Smith continued, “In addition to delivering immediate value to our stockholders, this investment provides SMTC Corporation with a long-term partner with an extensive track record of supporting its portfolio companies with operational expertise, technology and financial management experience. Together, we believe we can capitalize on strategic growth opportunities, while continuing to meet the needs of our customers by delivering high-quality, innovative solutions and services.”

Phillip Wood-Smith, Managing Director of H.I.G., commented, “We are pleased to partner with Eddie Smith and his team. They have done an outstanding job over the past three years serving some of the most attractive end EMS markets, including Aerospace & Defense, Industrial IoT, 5G, and Medical & Safety. With its industry-leading solutions and strong customer relationships, we believe there is significant opportunity to invest in SMTC’s customers and capabilities to further expand the Company’s leadership position. We look forward to partnering with SMTC’s talented management team and employees to serve its customers with best-in-class solutions, build upon its existing capability excellence, and help SMTC achieve its full potential.”

The transaction, which is subject to the receipt of approval from SMTC’s stockholders, antitrust clearance, and other customary closing conditions, is expected to close by the second quarter of 2021.

Lincoln International LLC acted as financial advisors to SMTC Corporation. Perkins Coie LLP acted as legal counsel to SMTC Corporation. Ropes & Gray LLP acted as legal counsel to H.I.G.

About SMTC

SMTC Corporation was founded in 1985 and acquired MC Assembly Holdings, Inc. in November 2018. SMTC has more than 50 manufacturing and assembly lines in the United States and Mexico, which creates a powerful low-to-medium volume, high-mix, end-to-end global electronics manufacturing services (EMS) provider. With local support and expanded manufacturing capabilities globally, including fully integrated contract manufacturing services with a focus on global original equipment manufacturers and emerging technology companies, including those in the Avionics, Aerospace and Defense, Industrial IoT, Power and Clean Technology, Medical and Safety, Retail and Payment Systems, Semiconductors, Telecom, Networking and Communications, and Test and Measurement industries. As a mid-size provider of end-to-end EMS, SMTC provides printed circuit board assembly production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, and sustaining engineering and supply chain management services. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. For further information on SMTC Corporation, please visit our website at www.SMTC.com.

Additional Information and Where to Find It

This communication relates to the proposed merger involving the Company. In connection with the proposed merger, the Company will file a preliminary proxy statement and file or furnish other relevant materials with the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. Investors and stockholders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.smtc.com. In addition, the documents (when available) may be obtained free of charge by directing a request by mail or telephone to: SMTC Corporation, 425 North Drive, Melbourne, Florida 32934, Attention: Secretary, (321) 409-4718.

Participants in the Solicitation

The Company, H.I.G. and certain of their respective directors, executive officers, certain other members of management and employees of the Company and H.I.G. and agents retained by the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company and their beneficial ownership of the Company’s common stock is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2020 annual meeting of stockholders, as filed with the SEC on June 26, 2020. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed merger due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the proposed merger the Company will file with the SEC and furnish to the Company’s stockholders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including statements regarding the proposed merger, the ability to consummate the proposed merger, the anticipated business results of the merger, and the expected timing and completion of consolidation of the Company’s Mexican manufacturing operations, including the anticipated resulting operational efficiencies, restructuring and other charges, required cash, and the effects of the consolidation on the Company’s financial performance. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain stockholder approval as required for the proposed merger; (2) the conditions to the closing of the proposed merger may not be satisfied and required regulatory approvals may not be obtained; (3) the proposed merger may involve unexpected costs, liabilities or delays, including the payment of a termination fee to H.I.G. by the Company; (4) the business of the Company may suffer as a result of uncertainty surrounding the proposed merger; (5) the effect of the announcement or pendency of the proposed merger on the Company’s business relationships, including with customers and suppliers; (6) the outcome of any legal proceedings related to the proposed merger; (7) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors, including, but not limited to, future response to, and effects of, the COVID-19 pandemic, including the Company’s continued operations, customer demand, supply chain availability and implementation of protective measures and public policy response to the COVID-19 pandemic, including legislation or restrictions; (8) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (9) the attention of the Company’s management and employees may be diverted from ongoing business concerns as a result of the proposed merger; (10) limitations placed on the Company’s ability to operate its business under the proposed Merger Agreement; (11) risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed merger; (12) the fact that under the terms of the Merger Agreement, the Company is restricted from soliciting other acquisition proposals; (13) the failure by H.I.G’s affiliate to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed merger; (14) other risks to consummation of the proposed merger, including the risk that the proposed merger will not be completed within the expected time period or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; and (15) the Company’s ability to achieve additional efficiencies and accelerate its growth through continued organic market share gains and by future acquisitions of other EMS companies.

The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained in the Company’s SEC filings, including, but not limited to, the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 29, 2019, filed with the SEC on March 13, 2020, as updated by the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 29, 2020, June 28, 2020 and September 27, 2020, filed with the SEC on May 7, 2020, August 6, 2020 and November 5, 2020, respectively. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, the Company does not intend, and assumes no obligation, to update any forward-looking statements. The Company’s stockholders are advised, however, to consult any future disclosures the Company makes on related subjects as may be detailed in the Company’s other filings made from time to time with the SEC.

SMTC Corporation Investor Relations Contact

Peter Seltzberg
Managing Director
Darrow Associates, Inc.
516-419-9915
pseltzberg@darrowir.com